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EXHIBIT 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James W. Bullock his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign a Registration Statement on Form S-3 of Endocardial Solutions, Inc. (the "Company") and any and all amendments thereto, including post-effective amendments, for the sale of shares of the Company by certain selling stockholders, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary; granting unto said attorney-in-fact and agent, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitutes for such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

Graydon E. Beatty	Director
/s/ JAMES E. DAVERMAN James E. Daverman	Director	March 8, 2002
/s/ ROBERT G. HAUSER, M.D. Robert G. Hauser, M.D.	Director	March 4, 2002
/s/ RICHARD D. RANDALL Richard D. Randall	Director	March 8, 2002
/s/ WARREN S. WATSON Warren S. Watson	Director	March 5, 2002
/s/ MARK WAGNER Mark Wagner	Director	March 5, 2002

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  EXHIBIT 24.1
POWER OF ATTORNEY